EXHIBIT 10(J)

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of March 18, 2003, by and among GREENLAND CORPORATION, a Nevada corporation ("GRLC"); IMAGING TECHNOLOGIES CORPORATION, a Delaware corporation ("IMTO"); EXPERTHR OKLAHOMA INC, a newly formed Oklahoma corporation (the "Company") and the shareholders of the Company as identified on the attached Schedule A (the "Shareholders").

                                    RECITALS

     WHEREAS, the Shareholders own or will own of record and beneficially all of the issued and outstanding shares of capital stock of the Company (the "Shares");

     WHEREAS, Company is a newly-formed corporation duly organized and existing under the laws of the State of Oklahoma with authorized capital stock of 1,000 shares of common stock, $.01 par value.; all of which will be acquired by GRLC

     WHEREAS, the boards of directors of GRLC, IMTO the Company have adopted resolutions declaring advisable the proposed purchase of all the Shares of the Company upon the terms and conditions of this Agreement;;

     WHEREAS, the parties intend the transactions contemplated herein to constitute reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties do hereby agree as follows:

1.     THE  PURCHASE

     1.1 General. Subject to the terms and conditions set forth herein, and in accordance with applicable provisions of the corporate laws of Nevada, Delaware and Oklahoma (the "Corporate Laws"), GRLC shall acquire the Shares from Company and Company shall continue as a surviving corporation, wholly owned by GRLC.

1.2 Effect of the Merger. At the Effective Date, the Company shall continue its corporate existence under the Laws of Oklahoma .

2.     THE  COMPANY

     2.1 Certificate. The articles of incorporation of Company as in effect immediately prior to the Effective Date shall remain the articles of incorporation of the Company until and unless thereafter amended in accordance with applicable Law and such articles of incorporation.

     2.2 Bylaws. The bylaws of Company as in effect immediately prior to the Effective Date shall remain the bylaws of the Company until and unless thereafter amended in accordance with applicable Law, the articles of incorporation of such bylaws.

     2.3 Board of Directors. The directors of the Company immediately prior to the Effective Date shall be the initial board of directors of the Company, each of such persons to serve until his or her successor, if there is to be one, is duly elected and qualified and/or as agreed to with GRLC.

     2.4 Officers. The officers of the Company immediately prior to the Effective Date shall be the initial officers of the Company, each of such officers to serve until his or her successor, if there is to be one, is duly qualified and/or as appointed by the Board of Directors.

3.      PURCHASE  CONSIDERATION;  EXCHANGE

     3.1 Exchange of the Shares. By virtue of the Purchase, and without any action on the part of the Shareholders, each Share issued and outstanding immediately prior to the Effective Date shall be assigned and delivered to GRLC and shall have the right to receive a pro rata portion of the shares of Convertible Preferred Stock of GRLC (the "Preferred Stock") at the Closing (such shares referred to as the "Purchase Consideration"). Each share of Capital Stock, if any that is held as treasury stock of the Company shall be canceled and retired and no Purchase Consideration will be paid or delivered for such share. The number of shares of Preferred Stock and the face value of each share shall reflect the purchase price paid by GRLC, which shall be an amount equal to one and one-half times gross profit of the Company's operations for the quarter ending March 31, 2003 multiplied by four as stated in an audit report to be performed (the "Purchase Price") (See Section 4.7(a)). The Parties estimate that the purchase price will be approximately $1,250,000. Provided, however that Company, may at its sole and exclusive option, request that up to 50% of the Purchase Price be paid by IMTO issuing shares of its common stock to Company as per the formula set forth below.

     3.2 Rights of the Preferred Stock. The Preferred Stock shall have no rights, other than voting rights or rights required by law, entitling holders of the Preferred Stock to vote as if they were holders of the number of preferred shares issued in connection with the Purchase Price (example; face value of preferred stock certificate with be $1,000, therefore if purchase price is $1,250,000, voting rights will be as if 1,250 shares of Common Stock of GRLC,) other than the right to convert into shares of Common Stock of GRLC.

     3.3 Conversion Procedures and Formula. Subject to the provisions hereof, the Preferred Stock must be converted on an annual basis, in two equal installments, commencing one year and one day from the Effective Date (the "Conversion Commencement Period") and concluding two years and one day from the Effective Date, (the "Conversion Period") by presentation and surrender hereof to the Issuer at the address which, is then effective for notices to the Issuer, with the Notice to Convert Form annexed hereto, duly executed for the number of shares of Common Stock (the "Conversion Common Shares") specified in such form. As the Preferred Stock is exercised in part during the Conversion Period, the Issuer shall, upon surrender of the Preferred Stock Certificate, shall execute and deliver a new Preferred Stock Certificate evidencing the rights of the Holder to convert the balance of the Preferred Stock (the "Preferred Stock
Balance"). GRLC shall maintain at its principal place of business a register for the registration of the Preferred Stock and registration of exercise of the Preferred Stock. The Preferred Stock shall be convertible into a dollar amount equal to the Purchase Price, of GRLC Common Stock at a conversion price determined as follows: (i) at the end of each one year period subsequent to the Conversion Commencement Period, (each one year period shall be referred to as the "Conversion Year") the Company shall forward to GRLC the Notice to Convert Form evidencing the Company's intent to convert 50% of the shares of the Convertible Preferred Stock of GRLC Corporation into shares of Common Stock of GRLC with a value of equal to 50% of the Purchase Price (ii) the conversion price shall be the average closing price, of the GRLC Common Stock for 90 trading days prior to the last day of the applicable Conversion Year (the "Conversion Price"). PROVIDED, HOWEVER, THAT GRLC MAY AT ITS OPTION PAY ALL OR ANY PORTION OF THE PURCHASE PRICE IN CASH, IN LIEU OF ALL OR A PORTION OF THE CONVERSION OF THE PREFERRED STOCK INTO SHARES OF COMMON STOCK. IF GRLC INTENDS TO PAY IN CASH, IT MUST NOTIFY COMPANY IN WRITING AT LEAST NINETY (90) DAYS PRIOR TO THE APPLICABLE CONVERSION DATE.

Provided, further that Company may at its sole and exclusive option elect to accept up to 50% of the Purchase Price in each Conversion Year, to be paid with shares of common stock of IMTO. The Company can so elect by stating in the Notice to Convert Form that it has elected to accept shares of common stock of IMTO ("IMTO Shares") in lieu of converting all the Preferred Stock into Conversion Common Shares. The Company shall state the dollar amount it wishes to convert into IMTO Shares. IMTO shares shall be valued in the same manner set forth above: average closing price of the IMTO common stock for 90 days prior to the last day of the applicable Conversion Year.

Certificates representing Preferred Stock, certificates representing the Conversion Common Shares and certificates representing IMTO Shares shall bear the following restrictive legend: "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SE-CURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURI-TIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER."
     3.4     Reservation  of  Common  Stock.  GRLC and IMTO hereby agree, at the appropriate time, that there shall be reserved for issuance and/or delivery upon the conversion of the Preferred Stock, such number of Conversion Common Shares as shall be required for issuance or delivery upon conversion of the Preferred Stock. After the Conversion Period, no shares of Common Stock shall be subject to reservation in respect of the Preferred Stock. GRLC and IMTO further agree (a) that they will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by GRLC and IMTO , and (b) promptly to take such action as may be required of GRLC and IMTO to permit the Company to convert the Preferred Stock and GRLC and IMTO duly and effectively to issue shares of its Common Stock upon the exercise hereof.

3.5 Fractional Shares. No fractional shares of GRLC and IMTO Stock shall be issued. Fractional shares of such stock shall be rounded to the nearest whole share.

     3.7 Other Shares. Each share of common stock of the Company issued and outstanding immediately prior to the Effective Date shall be assigned and delivered to GRLC and remain outstanding after the Effective Date and shall continue to be owned by GRLC.

     3.7 Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Date and that are held by Shareholders who did not vote in favor of the Purchase (the "Dissenting Shares"), and the holders of which comply with all of the applicable provisions of the Corporate Laws (the "Dissenting Shareholders"), shall not be converted into or be exchangeable for the right to receive the Purchase Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the Corporate Laws. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost the right to dissent, such holder's Shares shall thereupon be treated as though such Shares had been converted, as of the Effective Date, into the right to receive the Purchase Consideration pursuant to this Agreement. The Company shall give GRLC (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands, and any other instruments served pursuant to the Corporate Laws and received by the Company relating to Shareholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings in respect of demands for appraisal under the Corporate Laws. The Company shall not , except with the prior written consent of GRLC, voluntarily make any payment in respect of, or settle or offer to settle, any such demand for payment.

4.     REPRESENTATIONS  AND  WARRANTIES  OF  COMPANY  AND  SHARE-HOLDERS

     To induce GRLC to enter into this Agreement and to consummate the transactions contemplated hereby, Company Shareholders jointly represent and warrant to GRLC as follows:

     4.1 Company Disclosure Schedules. Company have heretofore delivered to GRLC certain schedules containing information regarding Company, the Shares and Company's business as indicated at various places in this Agreement (the "Company Disclosure Schedules"). All information set forth in the Company Disclosure Schedules is true, correct, complete and set forth in a manner that is not materially misleading as of the date of this Agreement. Information in the Company Disclosure Schedules specifically refers to the article and section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purposes unless otherwise noted. Unless otherwise indicated, all capitalized terms used in the Company Disclosure Schedules shall have the same meanings as used in this Agreement. The Company represents that Jerry Lassiter and his spouse owns 56% of the shares of common stock of the Company.

     4.2     Organization,  Qualification  and  Authority.

          (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Company has its principal offices and places of business at the locations specified in Schedule
4.2. Company has all requisite corporate power, and all requisite franchises, licenses, permits and authority necessary to own or lease its assets and to carry on the Company's business as, and in all places where, such business is now conducted and such properties are owned or leased. Company is duly licensed, qualified or domesticated as a foreign corporation in the jurisdictions listed in Schedule 4.2, which are all jurisdictions where the character of the property owned by Company or the nature of the business transacted by it makes such license, qualification or domestication necessary.

          (b) Company has the full corporate power to enter into, execute and perform this Agreement. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and legally binding obligations of Company, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

     4.3     Ownership  of  Shares;  Subsidiaries.

          (a) The total authorized Capital Stock of Company is as set forth in Schedule 4.3(a). All of the issued and outstanding Shares are owned of record and beneficially (excluding community property rights under applicable California law) by the Shareholders as set forth in Schedule 4.3(a).

          (b) All of the outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws and all rights of Company's current or former shareholders and other Persons. No Person has any preemptive rights with respect to the Shares. There are no outstanding securities convertible into the Capital Stock of Company or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the Capital Stock of Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Capital Stock of Company. Company is not subject to any obligation to repurchase or otherwise acquire or retire any of its Capital Stock, and Company has no Liability for dividends declared or accrued, but unpaid, with respect to its Capital Stock. Company has not purchased or redeemed any of its Capital
Stock, and, except as set forth in the Company Disclosure Schedules, has not paid any dividend or made any other payment to the Shareholders or other Related Parties within the past two (2) years.

          (c) Company does not own or have an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any Capital Stock or other equity interest, direct or indirect, in any other Person, except as set forth in
Schedule 4.3(c), free and clear of any and all Liens. All such interests so set forth are owned of record and beneficially by Company as set forth in Schedule 4.3(c) and are duly authorized, validly issued, fully paid and non-assessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

          (d) Each Shareholder is the legal and beneficial owner of the Shares as set forth on Schedule 4.3(a), free and clear of any and all Liens (other than community property rights under applicable Oklahoma law). There are no outstanding contracts, demands, commitments or other agreements or arrangements under which the Shareholders (or any of them) or Company are or may become obligated to sell, transfer or assign any of the Shares or items listed on Schedule 4.3(c).

     4.4     Capacity;  No  Inconsistent  Obligations.

(a) Each Shareholder has the full right, power and legal capacity to execute, deliver and perform his or her obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and legally binding obligation of such Shareholder, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.

          (b) The execution, delivery or performance of this Agreement will not result in a violation or breach of, or constitute a default under (i) the articles of incorporation or bylaws of Company, (ii) any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or Order to which Company or any Shareholder is a party or by which any is subject or bound; nor will such actions result in (a) the creation of any Lien on any of the Shares or any of Company's assets or properties, (b) the acceleration or creation of any Liability of Company, (c) the forfeiture of any material right or privilege of Company, or (d) the forfeiture of any material right or privilege of any Shareholder which may affect the Shareholders' ability to perform under this Agreement.

     4.5 Consents. The execution, delivery and performance of this Agreement does not (a) require the consent, approval or action of, or any filing with, or notice to, any Person, or (b) impose any other term, condition or restriction on Company pursuant to any business combination or takeover Law except as noted in Exhibit C.

     4.6 No Violation; Compliance with Laws. Company is not in default under or in violation of (a) its articles of incorporation or bylaws, or (b) any Order. The operations of Company and its predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this paragraph, any violation of applicable Law that could result in imposition of a fine or other monetary penalty in excess of $500 upon Company shall be deemed to be a material non-compliance). Neither Company nor any Shareholder has received any notification of any asserted past or present failure by Company to comply with any applicable Law.

     4.7 Financial Statements. Prior to the date hereof, Company has delivered to GRLC copies of its Pro Forma unaudited balance sheets as of March 31, 2003 and statements of income and retained earnings and statements of cash flows for the fiscal years then ended. ("Company's Balance Sheet") (the "Company's Reference Date"), and unaudited statements of operations for the year then ended. Except as disclosed in Schedule 4.7, all of such balance sheets and income statements (including any related notes and schedules thereto) are true and correct, have been prepared from the books and records of Company in accordance with GAAP with the exceptions noted on Schedule 4.7, and present fairly the financial condition of Company as of the date thereof and the results of its operations for the period then ended (except that unaudited statements may not contain footnote disclosure and the Company's Balance Sheet and unaudited statements of operations may be subject to normal year-end adjustments).

4.7(a) Purchase Price and Audit. The Company acknowledges that GRLC and IMTO will be required to make certain filings with the Securities and Exchange Commission including audited financial statements of Company and Company agrees that it will commence immediately upon execution of this Agreement an audit of its operations to comply with the applicable Rules and Regulations of the Securities Act of 1933 and/or the Securities Exchange Act of 1934, at its sole cost and expense (the "Audit"). GRLC shall have the right to select an auditor and the Company shall have the right to approve the auditor's fee. The Company shall cooperate fully and completely in the preparation of said audited financial statements and/or other filing requirements. The Purchase Price shall be an amount equal to one and one-half times gross profits for quarter ended March 31, 2003 as reflected by the audited financial statement ( NOTE: may need to review debt of Company for possible adjustment)

     4.8 Liabilities. Company has no Liability except (i) those reflected on the Company's Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since the Company's Reference Date, or (iii) as specifically disclosed in Schedule 4.8.

     4.9 Title to Properties. Company has good and marketable title to all assets reflected in the Company's Balance Sheet, except inventories and other immaterial assets which have been disposed of in the ordinary course of business since the Company's Reference Date, and all other assets necessary to conduct the Company's business as currently being conducted and as conducted during the periods covered by the financial statements referenced in Section 4.7 (other than any leased property), free and clear of Liens, except for Liens expressly set forth in Schedule 4.9 (with respect to which no default exists), landlord's Liens imposed by operation of Law, liens for taxes which are not yet due and payable and minor imperfections of title and encumbrances, if any, the curing or removal of which would not materially detract from the value of the assets or materially impair the operations of the Company's business ("Permitted Encumbrances"). Schedule 4.9 identifies all personal property, which is leased.

     4.10 Receivables. Except as set forth in Schedule 4.10, all notes and accounts receivable shown on Company's Balance Sheet and all such receivables now held by Company are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the Company's Balance Sheet and, with respect to notes and accounts receivable arising after the Company's Reference Date and now outstanding, except for a percentage thereof equal to the percentage which said reserved amounts on the Company's Balance Sheet constituted of the aggregate of notes and accounts receivable on the Company's Reference Date.

     4.11 Personal Property. GRLC and Company acknowledge the Company does not own machinery, equipment, vehicles, and other items of tangible personal property. Machinery, equipment, vehicles, and other items of tangible personal property leased by Company are in good operating condition and repair and free from any defects (except ordinary wear and tear and such minor defects as do not interfere with the use thereof in the conduct of the normal operations), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the Company's business as conducted by Company during the preceding twelve (12) months.

     4.12 Inventories. Except as set forth on Schedule 4.12, all inventories are usable and saleable at the current prices thereof in the ordinary course of business consistent with past practice and industry standards; all inventories are recorded on Company's books at the lower of cost or market value determined in accordance with GAAP with the exceptions noted on
Schedule 4.7 consistent with past practice and industry standards; and no material write-down in inventory has been made or should have been made pursuant to GAAP with the exceptions noted on Schedule 4.7 during the past two years consistent with past practice and industry standards.

     4.13     Ability  to  Conduct  Business;  Intellectual  Property  Rights.

(a) Company has the means, rights, and Information required to offer and sell the products now being offered and sold by Company and to perform the services that are presently being performed by Company. In particular the Company represents that it has the licensing rights to payroll processing software and hardware for PEO payroll processing and that GRLC and its affiliates shall have perpetual rights to it.

          (b)     The  term  "Company  Intellectual  Property  Assets" includes:

(i) all business names, trading names, registered and unregistered trademarks, service marks, and applications owned, used, or licensed by Company as licensee or licensor (collectively, "Company Marks");

(ii) all patents owned, used, or licensed by Company as licensee or licensor, patent applications of Company, and inventions and discoveries that may be patentable by Company (collectively, "Company Patents");

(iii) all versions of all works owned, used, or licensed by Company as licensee or licensor in connection with the Company's business whether published or unpublished (collectively, "Company Copyrighted Works");

(iv) all rights in mask works owned, used, or licensed by Company as licensee or licensor (collectively, "Company Rights in Mask Works"); and

(v) all Company know-how, trade secrets, confidential Information, customer lists, software, technical Information, data, process technology, plans, drawings, and blue prints that are not commonly known by or available to the public and which derive economic value from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use and are the subject of efforts that are reasonable under the circumstances to maintain its secrecy (collectively, "Company Trade Secrets").

(c) Schedule 4.13(c) contains a complete and accurate list, including any royalties paid or received by Company, of all contracts relating to the Company Intellectual Property Assets to which Company is a party or by which Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which Company is the licensee. There are no outstanding and, to Company's and the Management Shareholders' knowledge, no threatened disputes or disagreements with respect to any such contract.

          (d)     Know-How  Necessary  for  the  Business

(i) The Company Intellectual Property Assets are all the intellectual property necessary for the operation of Company's business as currently conducted. Company is the owner of all right, title, and interest in and to each of the Company Intellectual Property Assets except as set forth in Schedule 4.13(d), free and clear of all Liens and has the right to use without payment to a third party (except as set forth in Schedule 4.13(d)) all of the Company Intellectual Property Assets.

          (e)     Trademarks

(i) Schedule 4.13(e) contains a complete and accurate list of all Company Marks. Except as set forth on Schedule 4.13(c), Company is the owner of all right, title, and interest in and to each of the Company Marks, free and clear of all Liens.

(ii) All Company Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii) No Company Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Company's knowledge, no such action is threatened with respect to any of the Company Marks.

(iv) To Company's knowledge, there is no trademark or trademark application of any third party potentially interfering with any Company Mark.

(v) Except as described on Schedule 4.13(e), to Company's knowledge, no Company Mark is infringed or has been challenged or threatened in any way. None of the Company Marks infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) All Company products and materials containing a Company Mark bear the proper federal registration notice where permitted by law.

          (f)     Copyrights

(i) Schedule 4.13(f) contains a complete and accurate list of all Company Copyrighted Works that are currently published and in use. Except as set forth on Schedule 4.13(c), Company is the owner of all right, title, and interest in and to each of the Company Copyrighted Works, free and clear of all Liens.

(ii)     None  of  the  Company  Copyrighted  Works  has  been  registered.

(iii) To Company's knowledge, none of the Company Copyrighted Works is infringed or has been challenged or threatened in any way. No portion of any of the Company Copyrighted Works infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(iv) All copies of the Company Copyrighted Works have been marked with the proper copyright notice.

          (g)     Trade  Secrets

(i) With respect to each Company Trade Secret, any documentation relating to such Company Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii) Company and the Shareholders have taken reasonable precautions to protect the secrecy, confidentiality, and value of the Company Trade Secrets.

(iii) Company has good title and the (but not necessarily exclusive) right to use the Company Trade Secrets. To Company's knowledge, Company Trade Secrets are not part of the public knowledge or literature and have not been used, divulged, or appropriated either for the benefit of any Person (other than Company) or to the detriment of Company. To Company's and the Shareholders' knowledge, no Company Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     4.14     Real  Property.

          Schedule 4.14 lists all real property owned and/or used in the Company's business (the "Real Property"), and lists with respect to each parcel the street address and, if leased, the lessor. The term "Real Property" does not include common areas, parking space, or other parts of any real property over which the Company has no control.

     (a)     There  is  no  Real  Property  that  is  owned  by  the  Company.

     (a) Set forth in Schedule 4.14(a), is the Real Property, which is subject to a written lease or sublease to which Company is a party as lessee or sub-lessee.

          (b) All of the Real Property is free from development, use or occupancy restrictions, except those imposed by applicable Law, and from special taxes or assessments, except those generally applicable to other properties in the tax districts in which the Real Property is located or as otherwise described in Schedule 4.14(c). To Company's and the Management Shareholders' knowledge, no options have been granted to others to purchase, lease or otherwise acquire any interest in the Real Property. Company has the exclusive right of possession of each tract or parcel comprising its Real Property (other than the lessor under certain circumstances such as default under a lease).

          (c) To Company's knowledge, except as set forth in the Company Disclosure Schedules, the present use, occupancy and operation of the Real Property, and all aspects of the Improvements to the Real Property are in compliance with all Laws and private restrictive covenants, and, to Company's knowledge, there has not been any proposed change thereto that would affect any of the Real Property or its use, occupancy or operation. The Company is not involved in any conflict or dispute with any Person relating to any Real Property or the activities thereon. No portion of the Real Property is subject to any classification, designation or preliminary determination of any Governmental Authority or pursuant to any Law, which would restrict its use, development, occupancy or operation in connection with the Company's business. Except as set forth in Schedule 4.14(d), all Improvements are in good condition and repair, and are suited for the operation of the Company's business.

          (d) Neither Company nor any other Person has caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

          (e) All requisite certificates of occupancy and other permits and approvals required with respect to the Real Property or the Improvements and the use, occupancy and operation thereof have been obtained and paid for and are currently in effect and free of restrictions.

     4.15     Contracts.

(a) Schedule 4.15 sets forth a true, complete and correct list of (i) all customers of Company accounting for 5% or more of Company's revenue in 2002 and
(ii) all non-customer contracts, contractual rights, leases, purchase orders and sales orders, written or oral, involving payments in excess of $1,000 or that may not be terminated by Company within thirty (30) days without any adverse consequence to Company ((i) and (ii) collectively, "Contracts"). Company has heretofore delivered or made available to GRLC a true, correct and complete copy of each of the written Contracts (including all exhibits, amendments or modifications thereto), and a complete and accurate summary of each oral Contract. All of the Contracts have been entered into in the ordinary course of the Company's business, and are valid and effective in accordance with their terms. Company has performed in all material respects all obligations to be performed by it as of the date of this Agreement under all Contracts, and Company is not in material default or in arrears under any of the terms thereof. No condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a material default by Company or accelerate the maturity of, or otherwise modify, any Contract; and all Contracts are in full force and effect. To the knowledge of Company , except as set forth in Schedule 4.15, no default by any other party to any Contract is presently known or claimed by Company to exist, nor has any condition occurred which, with the giving of notice or the lapse of time, or both, would constitute a default by such other party to any Contract; and (b) Company has not received any written notice that, either before or after Closing, and has no reason to believe that, before Closing or as a result of the transactions contemplated hereby, any customer of Company (i) has ceased, or will cease, to use the products, goods or services of Company, or (ii) has substantially reduced or will substantially reduce, the use of products, goods or services of Company. The Company represents that its contracts total approximately $26,000,000 in revenues.

     4.16 Insurance. Schedule 4.16 contains a complete list of all policies of insurance maintained by Company, all of which are in full force and effect. Company has delivered or made available to GRLC a true, correct and complete copy of each such insurance policy (including any exhibits, schedules, riders, amendments or modifications thereof.) All premiums due thereon have been paid and Company has not received any notice of cancellation with respect thereto.
Schedule 4.16 lists and describes all occurrences which may form the basis for a material claim by or on behalf of Company under any such policy; and Company has timely given notice of all such occurrences to the appropriate insurer and has not waived (either intentionally or, to Company's knowledge, inadvertently) its right to make the related claim under any such policy.

     4.17 Litigation. Except as set forth on Schedule 4.17 no Action is pending or, to the knowledge of the Company, threatened against, by or affecting Company or the Shares except as listed in Exhibit D. There are no unsatisfied judgments or Orders against Company or any Shareholder to which any of them or their assets and properties are subject except as listed in Exhibit D.

     4.18     Taxes.

(a) Except as set forth in Schedule 4.18, Company has timely filed all federal, state, local, and foreign tax returns, reports and estimates for all years and periods (and portions thereof) for which any such reports, returns or estimates were due with respect to any Taxes. All such returns and estimates were prepared in the manner required by applicable Law and show the correct and proper amount due. All Taxes shown thereby to be payable (or that are otherwise payable) have been paid. Except as disclosed on Schedule 4.18, there are no Taxes due and owing by Company of any kind or nature.

          (b) Except as set forth in Schedule 4.18, all Taxes imposed on Company by any Governmental Authority (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by Company for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of Company, and such reserves will be adequate to pay all Taxes of Company for all periods through Closing. There is not now any proposed assessment against Company of additional Taxes of any kind. Company is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of Company raised by a Governmental Authority in writing.

          (c) There are no Liens for Taxes upon any assets of Company except Liens for Taxes not yet due.

          (d) Except as set forth in Schedule 4.18 (which shall set forth the type of return, date filed, and date of expiration of the applicable statute of limitations), (i) the statute of limitations for the assessment of federal income taxes has expired for all federal income tax returns of Company or such returns have been examined by the Internal Revenue Service for all periods through December 31, 2000; (ii) the statute of limitations for the assessment of state, local, and foreign income taxes has expired for all applicable returns of Company or such returns have been examined by the appropriate tax authorities for all periods through December 31, 2000; and (iii) no deficiency for any Taxes has been proposed, asserted or assessed against Company that has not been resolved and paid in full.

          (e) There are no outstanding written waivers or consents regarding the application of the statute of limitations with respect to any taxes or returns that have been given by Company.

          (f) Except as set forth in Schedule 4.18, Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to 1441 or 1442 of the IRC or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

          (g) Except as set forth in Schedule 4.18, Company has not filed any consent agreement under 341(f) of the IRC or agreed to have 341(f)(2) of the IRC apply to any disposition of a subsection (f) asset (as such term is defined in 341(f)(4) of the IRC) owned by Company.

          (h) Except as set forth in Schedule 4.18, Company is not a party to any tax-sharing or allocation agreement, nor does Company owe any amount under any tax-sharing or allocation agreement.

     4.19     Employment  and  Labor  Matters.

(a) Schedule 4.19(a) to the best of Company's knowledge contains a true, complete and correct list of each employee, independent contractor, agent and consultant of Company who on the date hereof performs services on a regular basis in the business operations of or for Company. Each employee's and independent contractor's job title, current compensation amounts and forms of special fringe benefits or amounts, and forms of special compensation for the preceding twelve (12) months is as set forth in due diligence materials provided to GRLC by ________________. Except as set forth on Schedule 4.19(a), all employees and independent contractors may be terminated at will by Company. No such employees, independent contractor, agent or consultant has terminated his or her employment, nor, to the knowledge of Company and the Shareholders, plans to terminate employment as a result of the Merger. Schedule 4.19(a) sets forth a true, complete and correct list of all employment agreements or other compensation or benefit arrangements to which Company is a party and any other commitments (oral or written) made by Company to any employee, agent, independent contractor or consultant with respect to job security or tenure.

          (b) Except as set forth in Schedule 4.19(b), no complaint against Company has been filed or, to the knowledge of Company , threatened to be filed with or by any tribunal that regulates labor or employment practices, and there is no grievance filed or, to the knowledge of Company, threatened to be filed against Company by any employee. There are no material controversies pending or, to the knowledge of Company , threatened between Company and its employees, and no labor union or other organization represents or, to the knowledge of Company , claims to represent any of such employees' interests.

          (c) Schedule 4.19(c) sets forth a true, complete and correct list of all employee manuals and written policies, procedures, and work related rules of Company, true and complete copies of which have been provided to or made available to GRLC.

     4.20     Employee  Benefit  Matters.

          (a) Schedule 4.20 lists all "employee benefit plans" (the "ERISA Plans") within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") to which Company contributes or is required to contribute and all other practices, commitments, arrangements and agreements pursuant to which Company provides, directly or indirectly, any benefits for employees. Company is not required to contribute, and has never been required to contribute, to any multi-employer plan within the meaning of
Section 3(37)(A) of ERISA. True correct and complete copies of all ERISA Plans, together with related trusts, insurance contracts, summary plan descriptions, annual reports and Form 5500 filings for the past three (3) years, have been delivered to GRLC. With respect to any plan, arrangement or agreement, which is not an ERISA Plan, true and complete copies of all plan documents or summaries of the benefits provided have been delivered to GRLC.

          (b) Each ERISA Plan has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the IRC. Neither Company nor the Shareholders nor any of the directors, officers, nor to Company's knowledge employees or agents of Company, nor any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the IRC) has been engaged in or been a party to any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the IRC), nor has any such person been involved in or caused an ERISA Plan to be involved in a breach of fiduciary duty under Section 404 of ERISA. Each ERISA Plan that is a "group health plan" within the meaning of Section 5000(b)(1) of the IRC has been operated in compliance with the group health plan continuation coverage requirements of
Section 4980B of the IRC and ERISA Sections 601 through 608 and the portability and coverage requirements of Sections 9801 through 9812 of the IRC and ERISA Sections 701 through 712. There are no pending claims or, to Company's knowledge, threatened claims, against any of the ERISA Plans or its fiduciaries by any employee or beneficiary covered under such ERISA Plan, or by any Governmental Authority or otherwise involving such ERISA Plan or any of its fiduciaries (other than for routine claims for benefits).

          (c) Schedule 4.20(c) separately identifies any ERISA Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Company Pension Plan") and also lists any Company Pension Plan that has been terminated in the last five (5) years. Each Company Pension Plan constitutes a qualified plan within the meaning of Section 401(a) of the IRC and the trust thereunder is exempt from federal income tax under Section 501(a) of the IRC. No Company Pension Plan listed on Schedule 4.20(c) is subject to Title IV of
ERISA. All Company and employee contributions required to be made to each Company Pension Plan have been made in a timely manner.

          (d) Except for a Company Pension Plan, Company is not bound to provide, and Company does not provide, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of Company beyond their retirement or other termination of service with Company other than as required by applicable Law. Neither this Agreement nor any transaction contemplated hereby will (i) entitle any current or former employee, officer or director of Company to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due any such employee, officer or director.

     4.21 Environmental Matters. Company holds all Environmental Permits necessary for the conduct of the Company's business, as the same is now being conducted and the ownership of its assets and properties. Company has operated, and is presently operating, in compliance with all applicable Environmental Laws and Environmental Permits. To the knowledge of Company there are no existing or pending Environmental Laws with a future compliance date that will require operational changes or capital expenditures with respect to any Real Property (or any other property presently or formerly owned, operated or controlled by Company or as to which Company may bear responsibility or Liability), or any of the Improvements thereon. To Company's knowledge, except as set forth in
Schedule 4.21, all Hazardous Materials and Solid Waste on, in, or under the Real Property or real property operated by Company, wherever located, have been properly removed and disposed of, and no past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Real
Property, or, to the knowledge of Company adjacent property, will subject Company or any subsequent owner, occupant or operator of such Real Property to corrective or compliance action or any other Liability. There are no presently pending, or to Company's knowledge, threatened Actions or Orders against or involving Company (including any Person for whose acts or omissions Company is responsible) relating to any alleged, past or ongoing violation of Environmental Laws. To Company's knowledge, no underground storage tanks are currently located on any Real Property.

     4.22 Agreements and Transactions with Related Parties. Except as set forth in Schedule 4.22, and in employment arrangements with Company, Company is not directly or indirectly a party to any material contract, agreement, or lease with, or any other commitment to, (a) any party owning, or formerly owning, beneficially or of record, directly or indirectly, any of the shares of or other equity interest in Company, including the Shareholders, (b) any person related by blood, adoption or marriage to any such party, (c) any director or officer of Company, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the share capital or other type of equity interest in such corporation, or (e) any partnership in which any such party is a general partner (any or all of the foregoing, other than Company, being herein referred to as "Related Parties"). Without limiting the generality of the foregoing, except as disclosed in Schedule 4.22, to Company's knowledge, none of the Related Parties, directly or indirectly, owns or controls any assets or properties which are or have been used in the Company's business, and none of the Related Parties, directly or indirectly, engages in or has any material interest in or connection with any business (x) which is or which, within the last three (3) years, has been a competitor, customer or supplier of Company or has done business with Company, or (y) which as of the date hereof sells or distributes products or services which are similar or related to any Company products or services.

     4.23 Absence of Changes. Except as expressly provided for in this Agreement or as may be set forth in Schedule 4.23, since the Company's Reference
Date:

          (a) There has been no change in the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of Company or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a material adverse effect on Company, in the aggregate;

          (b) There has been no material damage, destruction or loss to the assets, properties, or business of Company, whether or not covered by insurance;

          (c) The business of Company has been operated in the ordinary course and consistent with its prior practices;

          (d) The books, accounts and records of Company have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and with the basis in which the Company's financial statements were prepared, and there has been no amendment to the articles of incorporation or bylaws of Company;

          (e) There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the Capital Stock of Company, nor has Company engaged in any direct or indirect redemption, retirement, purchase or other acquisition of any of the Capital Stock of Company;

          (f) Company has not discontinued or determined to discontinue selling any products or services previously sold by Company, the sales of which have been material to Company;

          (g) There has been no Lien (other than Liens for current Taxes which are not yet due and payable and landlord's Liens created by operation of
Law)  created  on  or  in  the  assets  of  Company;

          (h) There has been no sale, transfer, lease or other disposition of any asset of Company to any Related Party or, except in the ordinary course of the Company's business, to any other Person, and no debt to, or material claim or right of, Company has been canceled, compromised, waived or released;

          (i) There has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any material right of Company under any Company Contract or under any franchise, certificate, license, permit or authorization from any Governmental Authority;

          (j) Company has not delayed or postponed the payment of any accounts payable or other Liabilities outside the ordinary course of the Company's business;

          (k) Company has not paid or committed to pay any bonus, profit-sharing or other extraordinary compensation payment or other arrangement (except in the ordinary course of the Company's business and consistent with past practices which have been disclosed to GRLC), nor has Company entered into any agreement, contract or commitment with any Shareholder or any Related Party or amended the terms of any existing agreement, contract or commitment with any Shareholder or any Related Party; and

          (l) There has been no change in the authorized, issued or outstanding Capital Stock of Company.

     4.24 Absence of Certain Business Practices. Neither Company nor the Shareholders, or to the knowledge of Company, any officer, employee or agent of Company, nor any other person acting on their behalf, has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Company (or assist Company in connection with any actual or proposed transaction) which (a) might subject Company to any damage or penalty in any Action or which might have an adverse effect on the Company's business, (b) if not given in the past, might have had a material adverse effect on the Company's business, or (c) if not continued in the future, might materially adversely affect the Company's business, or Company's operations, cash flows or prospects or which might subject Company to suit or penalty in any Action.

     4.25 Territorial Restrictions. Company is not restricted by any written agreement or understanding with any other person from carrying on the Company's business anywhere in the world, and no such restrictions will result solely by virtue of the consummation of the transactions hereunder.

     4.26 Investment Representation. The Shareholders, severally but not jointly, represent that they are acquiring the GRLC Shares for their own account for investment and not with a view to the resale or distribution in whole or in part thereof in violation of the Securities Act of 1933, as amended (the "Securities Act") or applicable state Law. The Shareholders, severally but not jointly, represent that they have no present or contemplated agreement or commitment providing for or which is likely to compel the disposition of the GRLC Shares without registration under the federal and any applicable state securities laws or an opinion of counsel acceptable to GRLC to the effect that the intended transfer complies with such laws. The financial condition of each Shareholder is currently adequate to bear the economic risk of an investment in the GRLC Stock. Each Shareholder has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as GRLC. Each Shareholder has had an opportunity to ask questions of, and receive answers from, officers of GRLC, concerning GRLC and the GRLC Stock and to obtain any additional information, which each Shareholder reasonably requested and is material to his or her investment decision.

     4.27 Full Disclosure. No representation, warranty or covenant of Company contained in this Agreement, or in the Company Disclosure Schedules or in any other written statement or certificate delivered by Company and the Management Shareholders, or any of them, pursuant to this Agreement, or in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. To Company's knowledge, there is no fact which adversely affects, or in the future may adversely affect, the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of Company which has not been or is not disclosed in this Agreement, the Company Disclosure Schedules or in the other instruments, certificates, agreements or writings furnished to GRLC or Subsidiary by or on behalf of the Shareholders pursuant to this Agreement or in connection with the transactions contemplated herein.

5.     REPRESENTATIONS  AND  WARRANTIES  OF  GRLC  AND  IMTO

     As an inducement to Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, GRLC hereby represents, warrant and covenant as follows:

     5.1 GRLC Disclosure Schedules. GRLC has heretofore delivered to Company and the Shareholders certain schedules containing certain information regarding GRLC, and the GRLC Capital (the "GRLC Disclosure Schedules"). All information set forth in GRLC Disclosure Schedules is true, correct, complete and set forth in a manner that is not materially misleading as of the date of this Agreement. Information in such schedules specifically refers to the article and section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purposes unless otherwise noted. Unless otherwise indicated, all capitalized terms used in the GRLC Disclosure Schedules shall have the same meanings as used in this Agreement.

     5.2     Organization,  Qualification  and  Authority.

          (a) GRLC is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, which are listed on Schedule 5.2. and has principal offices and places of business at the locations specified in Schedule 5.2. GRLC has all requisite corporate power, and all requisite franchises, licenses, permits and authority necessary to own or lease their assets and to carry on their business as, and in all places where, such business is now conducted and such properties are owned or leased. GRLC is duly licensed, qualified or domesticated as a foreign corporation in the jurisdictions listed in Schedule 5.2, which are all jurisdictions where the character of the property owned or the nature of the business transacted by them makes such license, qualification or domestication necessary.

          (b) GRLC and IMTO have the full corporate power to enter into, execute and perform this Agreement. This Agreement has been duly and validly executed and delivered by GRLC and IMTO and constitutes the valid and legally binding obligations of GRLC and IMTO subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

     5.3     Authorization  of  GRLC  Stock  ;  Ownership.

          (a) The shares of GRLC Stock (Preferred Stock and/or Common Stock and/or Conversion Common Shares shall be collectively referred to as "GRLC Stock") to be issued to the Shareholders pursuant to this Agreement will be duly authorized and reserved, as applicable, for issuance at or before Closing and upon issuance to the Shareholders will be validly issued, fully paid and non-assessable.

          (b)     The  total authorized Capital Stock of GRLC is as set forth in
Schedule  5.3(b).

          (c) All of the outstanding shares of Capital Stock of GRLC are duly authorized, validly issued, fully paid and non-assessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws and all rights of current or former shareholders of GRLC and other Persons. No Person has any preemptive rights with respect to the Capital Stock of GRLC. Other than as reflected on Schedule 5.3(b), there are no outstanding securities convertible into the Capital Stock of GRLC or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the Capital Stock of GRLC. Other than as reflected on Schedule 5.3(b), there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Capital Stock of GRLC. GRLC is not subject to any obligation to repurchase or otherwise acquire or retire any of its Capital Stock, and GRLC has no Liability for dividends declared or accrued, but unpaid, with respect to its Capital Stock other than as reflected in GRLC's financial statements referenced in Section 5.7.

          (d) GRLC does not own or have an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any Capital Stock or other equity interest, direct or indirect, in any other Person, except as set forth in
Schedule 5.3(c), free and clear of any and all Liens. All such interests so set forth are owned of record and beneficially by such Entity as set forth in
Schedule 5.3(c) and are duly authorized, validly issued, fully paid and non-assessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

          (e) Each holder of Capital Stock of GRLC is the legal and beneficial owner of such Capital Stock as set forth on Schedule 5.3(b), free and clear of any and all Liens (other than community property rights under applicable Georgia law). There are no outstanding contracts, demands, commitments or other agreements or arrangements under which GRLC is or may become obligated to sell, transfer or assign any of its Capital Stock or items listed on Schedule 5.3(c).

     5.4 No Inconsistent Obligations. The execution, delivery or performance of this Agreement to which GRLC is a party will not result in a violation or breach of, or constitute a default under (i) the articles of incorporation or bylaws of GRLC, (ii) any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or Order to which GRLC is a party or by which any is subject or bound; nor will such actions result in (a) the creation of any Lien on any of the GRLC Stock or any of the assets or properties of GRLC,
(b) the acceleration or creation of any Liability of GRLC, (c) the forfeiture of any material right or privilege of GRLC, or (d) the forfeiture of any material right or privilege of GRLC which may affect GRLC's ability to perform under this Agreement.

     5.5 Consents. The execution, delivery and performance of this Agreement to which GRLC is a party do not (a) require the consent, approval or action of, or any filing with, or notice to, any Person, or (b) impose any other term, condition or restriction on GRLC pursuant to any business combination or takeover Law.

     5.6 No Violation; Compliance with Laws. GRLC is not in default under or in violation of (a) its articles of incorporation or bylaws, or (b) any Order. The operations of GRLC and its predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this paragraph, any violation of applicable Law that could result in imposition of a fine or other monetary penalty in excess of $20,000 upon GRLC shall be deemed to be a material non-compliance). GRLC has not received any notification of any asserted past or present failure by such Entity to comply with any applicable Law.

     5.7     SEC  Reports  and  Financial  Statements.

          (a) GRLC is current in all forms, reports and documents required to be filed by GRLC with the Securities and Exchange Commission (the "SEC"). All such required forms, reports and documents (including those that GRLC may file subsequent to the date hereof, are referred to herein as the "SEC Reports." As of their respective filing dates: the SEC Reports (i) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports; and, (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact, or omit to state a material fact, required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (the "GRLC Financial Statements"), including each SEC Report filed after the date hereof until the Closing (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act); and (iii) fairly presented the consolidated financial position of GRLC and the Subsidiaries as at the respective dates thereof and the consolidated results of GRLC's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustments). The balance sheet of GRLC contained in GRLC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 is hereinafter referred to as the "GRLC Balance Sheet." Except as disclosed in GRLC Financial Statements, since the date of the GRLC Balance Sheet, GRLC has not incurred any liability required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which is, individually or in the aggregate, material to the business, results of operations or financial condition of GRLC and the Subsidiaries, taken as a whole, except for liabilities incurred since the date of the GRLC Balance Sheet in the ordinary and usual course of business consistent with past practices.

     5.8 Liabilities. GRLC has no Liability except (i) those reflected on the GRLC Financial Statements, (ii) Liabilities incurred in the ordinary course of business since the date of the GRLC Balance Sheet, or (iii) as specifically disclosed in Schedule 5.8.

     5.9     Ability  to  Conduct  Business;  Intellectual  Property  Rights.

(a) GRLC has the means, rights, and Information required to offer and sell the products now being offered and sold by them and to perform the services that are presently being performed by them.

          (b)     The  term  "GRLC  Intellectual  Property  Assets"  includes:

(i) all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications owned, used, or licensed by GRLC as licensee or licensor (collectively, "GRLC Marks");

(ii) all patents owned, used, or licensed by GRLC as licensee or licensor, patent applications of, and inventions and discoveries that may be patentable by GRLC (collectively, "GRLC Patents");

(iii) all versions of all works owned, used, or licensed by GRLC as licensee or licensor in connection with the GRLC Business whether published or unpublished (collectively, "GRLC Copyrighted Works");

(iv) all rights in mask works of GRLC as licensee or licensor (collectively, "GRLC Rights in Mask Works"); and

(v) all know-how, trade secrets, confidential Information, customer lists, software, technical Information, data, process technology, plans, drawings, and blue prints of GRLC that are not commonly known by or available to the public and which derive economic value from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use and are the subject of efforts that are reasonable under the circumstances to maintain its secrecy (collectively, "GRLC Trade Secrets").

(c) Schedule 5.9(b) contains a complete and accurate list, including any royalties paid or received by GRLC, of all contracts relating to the GRLC Intellectual Property Assets to which GRLC is a party or by which it is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which GRLC is the licensee. There are no outstanding and, to GRLC or its Subsidiaries knowledge, no threatened disputes or disagreements with respect to any such contract.
          (d)     Know-How  Necessary  for  the  Business
(i) The GRLC Intellectual Property Assets are all the intellectual property necessary for the operation of the GRLC Business as currently conducted. GRLC are the owner of all right, title, and interest in and to each of the GRLC Intellectual Property Assets, (except as set forth in Schedule 5.9(b)) free and clear of all Liens and has the right to use without payment to a third party (except as set forth in Schedule 5.9(b)) all of the GRLC Intellectual Property Assets.
(ii) Except as set forth in Schedule 5.9(c), all former and current employees of GRLC and independent contractors engaged by GRLC has executed written contracts with such Entity that assign to it (or another Entity of GRLC) all rights to any inventions, improvements, discoveries, or Information relating to the GRLC Business. To GRLC's and Subsidiary's knowledge, no employee of GRLC or independent contractor engaged by GRLC has entered into any contract that restricts or limits in any way the scope or type of work in which such employee or independent contractor may be engaged or requires the employee or independent contractor to transfer, assign, or disclose Information concerning his or her work to anyone other than one of GRLC.

          (e)     Trademarks

(i) Schedule 5.9(d) contains a complete and accurate list of all GRLC Marks. Except as set forth in Schedule 5.9(b), one of GRLC is the owner of all right, title, and interest in and to each of the GRLC Marks, free and clear of all Liens.

(ii) All GRLC Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii) No GRLC Mark has been or is now involved in any opposition, invalidation, or cancellation and, to GRLC's and Subsidiary's knowledge, no such action is threatened with respect to any of the GRLC Marks.

(iv) To GRLC or its Subsidiaries knowledge, there is no trademark or trademark application of any third party potentially interfering with any GRLC Mark.

(v) To GRLC's and Subsidiary's knowledge, no GRLC Mark is infringed or, to GRLC's and Subsidiary's knowledge, has been challenged or threatened in any way. None of the GRLC Marks infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) All GRLC products and materials containing a GRLC Mark that has been registered with the United States Patent and Trademark Office bear the proper federal registration notice where permitted by law.

          (f)     Copyrights

(i) Schedule 5.9(e) contains a complete and accurate list of all GRLC Copyrighted Works. Except as set forth in Schedule 5.9(b), GRLC is the owner of all right, title, and interest in and to each of the GRLC Copyrights, free and clear of all Liens.

(ii) All the GRLC Copyrighted Works have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(iii) To GRLC or its Subsidiaries knowledge, none of the GRLC Copyrighted Works is infringed or has been challenged or threatened in any way. No portion of any of the GRLC Copyrighted Works infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(iv) All copies of the GRLC Copyrighted Works have been marked with the proper copyright notice.

          (g)     Trade  Secrets

(i) With respect to each GRLC Trade Secret, any documentation relating to such GRLC Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii) GRLC has taken reasonable precautions to protect the secrecy, confidentiality, and value of the GRLC Trade Secrets.

(iii) GRLC has good title and the (but not necessarily exclusive) right to use the GRLC Trade Secrets. To GRLC's and Subsidiary's knowledge, the GRLC Trade Secrets are not part of the public knowledge or literature and have not been used, divulged, or appropriated either for the benefit of any Person (other than GRLC) or to the detriment of GRLC. To GRLC's and Subsidiary's knowledge, no GRLC Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     5.10     Contracts.

(a) Schedule 5.10 sets forth a true, complete and correct list of (i) all clients of GRLC accounting for 5% or more of GRLC's revenue in the fiscal year 2002 and (ii) all non-client contracts, contractual rights, leases, purchase orders and sales orders, written or oral, involving payments in excess of $10,000 or that may not be terminated by GRLC within thirty (30) days without any adverse consequence to GRLC ((i) and (ii) collectively, "GRLC Contracts"). GRLC has heretofore delivered or made available to Company a true, correct and complete copy of each of the written GRLC Contracts (including all exhibits, amendments or modifications thereto), and a complete and accurate summary of each oral GRLC Contract. All of the GRLC Contracts have been entered into in the ordinary course of the GRLC Business, and are valid and effective in accordance with their terms. GRLC has performed in all material respects all obligations to be performed by them as of the date of this Agreement under all GRLC Contracts, and none of GRLC is in material default or in arrears under any of the terms thereof. No condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a material default by any Entity comprising the GRLC Corporation or accelerate the maturity of, or otherwise modify, any GRLC Contract; and all GRLC Contracts are in full force and effect. To the knowledge of GRLC, except as set forth in Schedule 5.10, no default by any other party to any GRLC Contract is presently known or claimed by any Entity comprising the GRLC Corporation to exist, nor has any condition occurred which, with the giving of notice or the lapse of time, or both, would constitute a default by such other party to any GRLC Contract; and
(b) Neither GRLC or any entity comprising GRLC, has received any written notice that, either before or after Closing, and have no reason to believe that, before Closing or as a result of the transactions contemplated hereby, any client of GRLC (i) has ceased, or will cease, to use the products, goods or services of GRLC, or (ii) has substantially reduced or will substantially reduce, the use of products, goods or services of GRLC.

     5.11 Litigation. Except as set forth on Schedule 5.11, or as noted in the 10-QSB for the most resent quarter ending, filed by GRLC, no Action is pending or, to the knowledge of GRLC or Subsidiary, threatened against, by or affecting GRLC or the GRLC Stock. Except as set forth on Schedule 5.11 or as noted in the 10-QSB for most recent quarter ending, there are no unsatisfied judgments or Orders against GRLC to which any of them or their assets and properties are subject.

     5.12 Real Property; Environmental Matters. GRLC does not own or have title to any real property. GRLC holds all Environmental Permits necessary for the conduct of the GRLC Business currently being conducted and the ownership of their assets and properties. GRLC has operated, and is presently operating, in compliance with all applicable Environmental Laws and Environmental Permits. To the knowledge of GRLC and its Subsidiary, there are no existing or pending Environmental Laws with a future compliance date that will require operational changes or capital expenditures with respect to any real property (or any other property presently or formerly owned, operated or controlled by any Entity comprising GRLC or as to which any such Entity may bear responsibility or Liability), or any of the Improvements thereon ("GRLC Real Property"). To GRLC's and Subsidiary's knowledge, except as set forth in Schedule 5.12, all Hazardous Materials and Solid Waste on, in, or under the GRLC Real Property or real property operated by any Entity comprising GRLC, wherever located, have been properly removed and disposed of, and no past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any GRLC Real Property, or, to the knowledge of GRLC and Subsidiary, adjacent property, will subject GRLC or any subsequent owner, occupant or operator of such GRLC Real Property to corrective or compliance action or any other
Liability. There are no presently pending, or to GRLC's and Subsidiary's knowledge, threatened Actions or Orders against or involving GRLC (including any Person for whose acts or omissions GRLC is responsible) relating to any alleged, past or ongoing violation of Environmental Laws. To GRLC's knowledge, no underground storage tanks are currently located on any GRLC Real Property.

     5.13 Agreements and Transactions with Related Parties. Except as set forth in Schedule 5.13, and in employment arrangements with GRLC, none of GRLC is directly or indirectly a party to any material contract, agreement, or lease with, or any other commitment to, (a) any party owning, or formerly owning, beneficially or of record, directly or indirectly, any of the shares of or other equity interest in GRLC, (b) any person related by blood, adoption or marriage to any such party, (c) any director or officer of GRLC, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the share capital or other type of equity interest in such corporation, or (e) any partnership in which any such party is a general partner (any or all of the foregoing, other than GRLC, being herein referred to as "GRLC Related Parties"). Without limiting the generality of the foregoing, except as disclosed in Schedule 5.13, to GRLC's and Subsidiary's knowledge, none of the GRLC Related Parties, directly or indirectly, owns or controls any assets or properties which are or have been used in the GRLC Business, and none of the GRLC Related Parties, directly or indirectly, engages in or has any material interest in or connection with any business (x) which is or which, within the last three (3) years, has been a competitor, customer or supplier of GRLC or has done business with GRLC, or (y) which as of the date hereof sells or distributes products or services which are similar or related to any of GRLC Group products or services.

     5.14     Taxes.

(a) Except as set forth in Schedule 5.14, GRLC has timely filed all federal, state, local, and foreign tax returns, reports and estimates for all years and periods (and portions thereof) for which any such reports, returns or estimates were due with respect to any Taxes. All such returns and estimates were prepared in the manner required by applicable Law and show the correct and proper amount due. All Taxes shown thereby to be payable (or that are otherwise payable) have been paid. Except as disclosed on Schedule 5.14, there are no Taxes due and owing by GRLC of any kind or nature.

          (b) There are no Liens for Taxes upon any assets of GRLC except Liens for Taxes not yet due.

          (c) Except as set forth in Schedule 5.14 (which shall set forth the type of return, date filed, and date of expiration of the applicable statute of limitations), (i) the statute of limitations for the assessment of federal income taxes has expired for all federal income tax returns of GRLC or such returns have been examined by the Internal Revenue Service for all periods through December 31, 2000; (ii) the statute of limitations for the assessment of state, local, and foreign income taxes has expired for all applicable returns of GRLC or such returns have been examined by the appropriate tax authorities for all periods through December 31, 2000; and (iii) no deficiency for any Taxes has been proposed, asserted or assessed against GRLC that has not been resolved and payment arrangements are being met

          (d) There are no outstanding written waivers or consents regarding the application of the statute of limitations with respect to any taxes or returns that have been given by GRLC.

          (e) GRLC has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to 1441 or 1442 of the IRC or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

          (f) Except as set forth in Schedule 5.14, GRLC has not filed any consent agreement under 341(f) of the IRC or agreed to have 341(f)(2) the IRC apply to any disposition of a subsection (f) asset (as such term is defined in 341(f)(4) of the IRC) owned by GRLC.

          (g) Except as set forth in Schedule 5.14, GRLC is not a party to any tax-sharing or allocation agreement, nor does GRLC owe any amount under any tax-sharing or allocation agreement.

     5.15 Receivables. Except as set forth in Schedule 5.15, all notes and accounts receivable shown on GRLC Balance Sheet and all such receivables now held by GRLC are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the GRLC Balance Sheet and, with respect to notes and accounts receivable arising after the GRLC Reference Date and now outstanding, except for a percentage thereof equal to the percentage which said reserved amounts on the GRLC Balance Sheet constituted the aggregate of notes and accounts receivable on the GRLC Reference Date.

     5.16     Insurance.    Prior  to  closing,  GRLC  will  deliver  or  make
available to Company a true, correct and complete copy of such insurance policy (including any exhibits, schedules, riders, amendments or modifications thereof.) All premiums due thereon have been paid and GRLC has not received any notice of cancellation with respect thereto. Except as set forth on Schedule 5.16, there are no occurrences which may form the basis for a material claim by or on behalf of any Entity comprising GRLC under such policy; and the appropriate member of GRLC has timely given notice of all such occurrences to the appropriate insurer and has not waived (either intentionally or, to GRLC's and the Subsidiary's knowledge, inadvertently) its right to make the related claim under such policy.

     5.17 Absence of Changes. Except as expressly provided for in this Agreement or as may be set forth in Schedule 5.17, since the GRLC Reference
Date:

          (a) There have been no changes in the business, assets, properties, liabilities, affairs, results of operations, condition (financial or otherwise), cash flow or prospects of GRLC or in their relationships with suppliers, customers, employees, lessors or others, other than changes which occurred in the ordinary course of business, which have had or will have a material adverse effect on GRLC, in the aggregate;

          (b) There has been no material damage, destruction or loss to the assets, properties, or business of GRLC, whether or not covered by insurance;

          (c) GRLC business has been operated in the ordinary course and consistent with its prior practices;

          (d) The books, accounts and records of GRLC have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and with the basis in which the financial statements described in Section 5.7 were prepared, and there has been no Amendment to the Articles of Incorporation or By-laws of GRLC;

          (e) There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the Capital Stock of GRLC, nor has GRLC engaged in any direct or indirect redemption, retirement, purchase or other acquisition of any of the Capital Stock of GRLC;

          (f) GRLC has not discontinued or determined to discontinue selling any products or services previously sold by GRLC, the sales of which have been material to GRLC;

          (g) There has been no Lien (other than Liens for current Taxes which are not yet due and payable and landlord's Liens created by operation of
Law)  created  on  or  in  the  assets  of  GRLC;

          (h) There has been no sale, transfer, lease or other disposition of any asset of GRLC to any Related Party or, except in the ordinary course of GRLC Business, to any other Person, and no debt to, or material claim or right of, GRLC has been canceled, compromised, waived or released;

          (i) There has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any material right of GRLC under any Contract of GRLC or under any franchise, certificate, license, permit or authorization from any Governmental Authority;

          (j) GRLC has not delayed or postponed the payment of any accounts payable or other Liabilities outside the ordinary course of GRLC business;

          (k) GRLC has not paid or committed to pay any bonus, profit-sharing or other extraordinary compensation payment or other arrangement (except in the ordinary course of GRLC business and consistent with past practices which have been disclosed to the Company), nor have GRLC entered into any agreement, contract or commitment with any shareholder or any Related Party or amended the terms of any existing agreement, contract or commitment with any shareholder or any Related Party; and

          (l) There has been no change in the authorized, issued or outstanding Capital Stock of GRLC.

     5.18 Absence of Certain Business Practices. None of GRLC, or to the knowledge of GRLC any officer, employee or agent of GRLC, nor any other person acting on their behalf, has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of GRLC (or assist GRLC in connection with any actual or proposed transaction) which (a) might subject GRLC to any damage or penalty in any Action or which might have an adverse effect on the GRLC business, (b) if not given in the past, might have had a material adverse effect on the GRLC business, or (c) if not continued in the future, might materially adversely affect the GRLC business, or GRLC's operations, cash flows or prospects or which might subject GRLC to suit or penalty in any Action.

     5.19 Territorial Restrictions. GRLC is not restricted by any written agreement or understanding with any Person from carrying on the GRLC business anywhere in the world, and no such restrictions will result solely by virtue of the consummation of the transactions hereunder.

     5.20 Full Disclosure. No representation, warranty or covenant of GRLC contained in this Agreement, in the GRLC Disclosure Schedules or in any other written statement or certificate delivered by GRLC and Subsidiary, or any of them, pursuant to this Agreement, or in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. To GRLC's and Subsidiary's knowledge, there is no fact which adversely affects, or in the future may adversely affect, the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of GRLC which has not been or is not disclosed in this Agreement, the GRLC Disclosure Schedules or in the other instruments, certificates, agreements or writings furnished to Company or the Shareholders by or on behalf of GRLC pursuant to this Agreement or in connection with the transactions contemplated herein.

6.     ADDITIONAL  AGREEMENTS

     6.1 Cooperation. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder. From time to time and at any time, at the Company's or GRLC's request, whether on or after the date hereof, and without further consideration, the Shareholders shall, at their expense, execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the opinion of GRLC or the Company, in connection with the consummation of the transactions described herein.

     6.2 Expenses. All expenses incurred by GRLC, Company or the Shareholders in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, subject to approval o GRLC, Company, or the Shareholders, all fees and expenses of agents, Representatives, counsel and accountants, shall be paid by the respective party, which incurred such expense.

     6.3 Brokers. The Company shall indemnify the Shareholders and hold them harmless from and against all claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of GRLCThe Shareholders (and, if Closing is not consummated, Company) shall indemnify GRLC and the Company and hold them harmless from and against all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of the Shareholders (or any of them) or Company. GRLC has retained the investment banking services of Regents Capital West and has agreed to pay Regents a fee of 8% of the Purchase Price.

     6.4     Employment  Agreements.   None

     6.5 Disclosure; Publicity. No press release related to this Agreement or the transactions contemplated herein, or other announcement to the public, personnel, customers, or suppliers of the Shareholders or Company will be issued or made without the joint approval of GRLC and the Company GRLC and the Company will cooperate to prepare a joint (or other appropriate) press release to be issued on or promptly following the Closing Date or, upon the request of either GRLC or the Company, at the time of the signing of this Agreement. No party shall disclose the terms hereof except such disclosures required in connection with the performance of the terms hereof or required by an Order or applicable Law, without first discussing such disclosure with the other parties.

     6.6 Legending of GRLC Stock. The Shareholders acknowledge and agree that all shares of GRLC Stock received by them hereunder have not been registered under the Securities Act, or the securities Laws of any state. The Shareholders acknowledge that there shall be placed on all certificates representing the shares of GRLC Stock issued to the Shareholders pursuant to this Agreement appropriate restrictive legends referencing the restrictions imposed by applicable securities Laws. Each Shareholder agrees that he or she will not offer to sell, sell or otherwise dispose of any GRLC Stock issued pursuant to this Agreement in violation of the requirements of the Securities Act. With respect to any such sale or disposition, each Shareholder agrees to furnish to the Surviving Corporation or GRLC, upon request, such Information as its counsel may deem necessary to assure that such sale or disposition is made in full compliance with this Agreement, such rule and all applicable federal and state securities Laws.

     6.7 No Solicitation of Transactions. Prior to the termination of this Agreement or the Closing, the parties hereto will not, and will direct their respective officers, directors, financial advisors, counsels and other agents or Representatives not to, directly or indirectly, (a) solicit proposals from, negotiate with or provide Information to any other Person with respect to the transfer of any Capital Stock or assets of Company. If, despite this provision, Company or any of its Representatives receive such a proposal or inquiry, Company shall promptly inform GRLC and advise such Person of this restriction.

     6.8 Share Listing. GRLC and IMTO will use its best efforts to maintain the listing and trading of its Common Stock on the OTC Bulletin Board, and in the event the Common Stock, at some later date becomes listed on the NASDAQ National Market, the NASDAQ Small Cap Market, the New York Stock Exchange, Inc., or the American Stock Exchange Inc., GRLC and IMTO shall use its best efforts to maintain the listing of the Common Stock thereon, and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. GRLC and IMTO shall promptly provide to the Shareholders copies of any notices it receives regarding the continued eligibility of the Common Stock for listing. In the event the Common Stock is delisted from the OTC Bulletin Board, GRLC and/or IMTO will immediately apply to have the Common Stock listed on the "Pink Sheets". In the event the Common Stock is, at a later date, during the time that the shares of GRLC Stock and/or IMTO Shares are owned by the Shareholders, traded on another exchange or market other than the OTC Bulletin Board or Pink Sheets, and is later delisted from such exchange or market, GRLC and/or IMTO agrees to immediately apply for listing of the Common Stock on the OTC Bulletin Board.

6.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC, which may permit the resale of the Conversion Common Shares to the public without registration, GRLC and IMTO agree to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which GRLC becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

     (b) file with the SEC in a timely manner all reports and other documents required of GRLC under the Securities Act and the Exchange Act;

     (c) so long as any Shareholder owns any restricted securities, to furnish to each such Shareholder forthwith upon request, a written statement by GRLC and/or IMTO as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of GRLC and/or IMTO , and such other reports and documents of GRLC and/or IMTO and other information in the possession of, or reasonably obtainable by, GRLC and/or IMTO as such Shareholder may reasonably request in availing itself of any rule or regulation of the SEC, allowing such Shareholder to sell any such GRLC Stock and/or IMTO SHARES without registration.

     6.  10     Resale  Under Rule 144.  GRLC and IMTO covenants and agrees that for so long as any of shares of the GRLC Stock and/or IMTO Shares purchased hereunder, remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act, GRLC and IMTO shall use its best efforts to expeditiously assist in and permit the prompt resale of the GRLC Stock and/or IMTO Shares pursuant to Rule 144 under the Securities Act by the Shareholders hereunder. GRLC and/or IMTO shall provide the transfer agent, at GRLC's and/or IMTO"s expense, with any and all documents and/or information necessary to complete the transfer under Rule 144, including but not limited to, opinions of counsel to the transfer agent within five business days after the Shareholder provides the information or documents reasonably required for the transfer under Rule 144 to the transfer agent. GRLC and IMTO further agrees that a standard form Seller's Representation Letter, Broker's Representation Letter, Form 144 and certificate for the shares as prepared by the Shareholder's brokerage firm shall conclusively constitute all the documents required for a Rule 144 transfer approval by GRLC and/or IMTO.

7.     COVENANTS  PRIOR  TO  CLOSING

     7.1 Covenants and Agreements of Company and Shareholders. The following covenants and agreements of Company and the Shareholders shall be effective from the date hereof to the Closing, unless GRLC shall consent in writing to the waiver of any such covenant or agreement:

          (a) Company and the Shareholders shall conduct the operations of Company only in the ordinary and usual course and consistent with prior practices, without the creation of any additional indebtedness for borrowed money, except in the ordinary and usual course of business.

          (b) Company and the Shareholders shall not cause Company to enter into any contracts, agreements or other arrangements to provide, sell, rent, lease, license, distribute or supply goods or services to any customer or any third party except in the ordinary course of its operations at prices and on terms consistent with the prior operating practices of Company.

          (c) Company and the Shareholders shall maintain, preserve and protect all of Company's assets in good condition, except for ordinary wear and tear and damage by fire or other casualty.

          (d) Company and the Shareholders shall maintain the books, records and accounts of Company in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP except as disclosed on Schedule 4.7.

          (e) Company and the Shareholders shall use their best efforts to preserve Company's business, to keep available the services of its present employees, to preserve the goodwill of its suppliers, customers and others having business relations with it.

          (f) No action shall be taken by Company or the Shareholders which shall make any change in Company's Charter Documents, make any change in its authorized or issued Capital Stock, shall issue or grant any right or option to purchase or otherwise acquire any of its Capital Stock, shall declare or make a dividend or other distribution or payment with respect to Company's Capital Stock, or, directly or indirectly, redeem, purchase or otherwise acquire any of same.

          (g) No action shall be taken by Company or the Shareholders, which shall cause Company to dissolve, liquidate or voluntarily declare bankruptcy or seek the appointment of a receiver, trustee or custodian.

     (h) the Company shall not grant any increase in the salary or other compensation of its employees without the express written consent of GRLC, except pursuant to the terms of employment agreements in effect on the date hereof.

          (i) the Company shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under any severance or termination payments.

          (j) the Company shall not (except for salary increases for employees who are not executive officers of the Company in the ordinary course of business and consistent with past practice) adopt or amend, in any respect, except as contemplated hereby or as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan, or arrangement for the benefit or welfare of any directors, officers or employees.

     7.2 Covenants and Agreements of GRLC. The following covenants and agreements of GRLC shall be effective from the date hereof to the Closing, unless the Shareholders shall consent in writing to the waiver of any such covenant or agreement:

          (a) GRLC shall conduct the operations of GRLC only in the ordinary and usual course and consistent with prior practices, without the creation of any additional indebtedness for borrowed money.

          (b) GRLC shall not cause GRLC to enter into any contracts, agreements or other arrangements to provide, sell, rent, lease, license, distribute or supply goods or services to any customer or any third party except in the ordinary course of their operations at prices and on terms consistent with prior operating practices.

          (c) GRLC shall maintain, preserve and protect, in good condition, except for ordinary wear and tear and damage by fire or other casualty, all of the assets of GRLC.

          (d) GRLC shall maintain the books, records and accounts of GRLC in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP.

          (e) GRLC shall use its best efforts to preserve GRLC Business, to keep available the services of its present employees, to preserve the goodwill of its suppliers, customers and others having business relations with GRLC.

          (f) No action shall be taken by GRLC, which shall cause the GRLC to dissolve, liquidate or voluntarily declare bankruptcy or seek the appointment of a receiver, trustee or custodian.

8.     CONDITIONS  TO  CLOSING

     8.1 Conditions Precedent to GRLC's and Subsidiary's Obligations. GRLC's and Subsidiary's obligations to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties of Company and the Shareholders set forth in Article 4 hereof shall be true and correct in all material respects at and as of the Closing Date as if made on such date and the Audit shall be completed not later than May 15, 2003.;

          (b) Company and the Shareholders shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

          (c) there shall have been no material adverse change in the Company's business;

          (d) all material consents by third parties and all consents of Governmental Authorities that are required for the consummation of the transactions contemplated hereby, or in order to prevent a breach of, default under, or a termination of any Contract shall have been obtained by Company and the Shareholders;

          (e) all registrations, filings, applications, notices, consents, approvals, waivers, authorizations, qualifications and orders required to be filed, made or obtained by the Shareholders or Company, including full and complete cooperation in connection with preparation of audited financial statements of Company, in order to consummate the transactions contemplated by this Agreement.

          (f) the Shareholders shall have delivered any and all certificates representing the Shares, duly endorsed for transfer, with an irrevocable stock power endorsed in blank, and such other documents, instruments and agreements related thereto, as GRLC may reasonably request to deliver the Purchase Consideration;

          (g) (i) no Law shall be in effect, pending, or proposed, and no injunction or restraining order shall be in effect, and (ii) no Litigation shall be pending or threatened, in each case that prohibits, prevents, or enjoins (or materially interferes with) the carrying out of this Agreement or any of the transactions contemplated hereby, or that declares unlawful the transactions contemplated by this Agreement, or that would have a material adverse effect on the right of GRLC to own, operate, use, or control the Company's business after the Closing Date;

          (h) on the Closing Date, Company and the Shareholders shall have delivered to GRLC:

     (i) certified copies of the resolutions duly adopted by Company's boards of directors authorizing the execution, delivery, and performance of this Agreement and any other agreements or instruments contemplated by this Agreement;

     (ii) certificates executed by the Shareholders and the President and the Chief Operating Officer of Company, dated the Closing Date, and certifying in such detail as GRLC may reasonably request to the fulfillment of the conditions specified in Section 8.1 hereof;

     (iii) Certificate of the Secretary of State of Oklahoma , dated a Current Date, as to the legal existence and good standing of Company under applicable Law;

     (iv) certificates from the Secretary of State of each jurisdiction in which Company is required to be qualified as a foreign corporation for the transaction of business, dated a Current Date, as to the due qualification and good standing of Company under the Laws of such jurisdiction;

     (v) such other documents or instruments as GRLC may reasonably request to effect the transactions contemplated hereby; and

Any condition specified in this Section 8.1 may be waived by GRLC, provided that no such waiver shall be effective unless it is set forth in a writing executed by GRLC.

     8.2 Conditions to Company's and the Shareholders' Obligations. Company's and the Shareholders' obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

          (a)     the  representations  and  warranties  of  GRLC  set  forth in
Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as if made on such date;

          (b) GRLC shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

          (c) all registrations, filings, applications, notices, consents, approvals, waivers, authorizations, qualifications and orders required to be filed, made or obtained by GRLC in order to consummate the transactions contemplated by this Agreement;

          (c) on the Closing Date, GRLC shall have delivered to Shareholders the Purchase Consideration;

          (e)     on  the  Closing  Date,  GRLC shall have delivered to Company:

     (i) certified copies of the resolutions duly adopted by GRLC's and IMTO's boards of directors authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby;

     (ii) certificates executed by the President of GRLC, dated the Closing Date, and certifying in such detail as Company may reasonably request to the fulfillment of the conditions specified in Section 8.2 hereof; and

     (iii)     Certificates  of  the  Secretary  of  State  of  Nevada   dated a
Current Date, as to the legal existence and good standing of GRLC under applicable Law;

          Any condition specified in this Section 8.2 may be waived by Company and the Shareholders, provided that no such waiver shall be effective unless it is set forth in a writing executed by Company and the Shareholders.

9.     CLOSING

     9.1 Closing. The transactions contemplated herein shall be consummated (the "Closing") at the offices of GRLC, or such other place that the parties mutually agree upon, at 12:00 P.M., California time, on the later of March 17, , 2003 or the second business day after the date on which all conditions to Closing contained in Article 8 have been satisfied or waived, or on and at such other time, date, and place as the Parties may mutually agree (the "Closing Date"), with the Closing to be effective as of the filing of the documents required by Corporate Laws to effect the Purchase, (the "Effective Date").

     9.2 Post-Closing Transactions. The Shareholders shall deliver to GRLC and the Company a certificate satisfactory to GRLC and the Company that all duties, taxes and other impost payable in respect of the delivery of the Shares have been paid by the Shareholders. Promptly upon receipt of the Shares, GRLC shall issue the Purchase Consideration to the Shareholders. Prior to delivery of the Shares pursuant to this Section, GRLC shall not be required to issue or cause the issuance of the Purchase Consideration to the Shareholders.

     9.3 Effect. All deliveries, payments and other transactions and documents relating to Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing).

     9.4 Further Assurances. Each party shall, at the request of any other party from time to time and at any time, whether on or after the Effective Date, and without further consideration, execute and deliver such assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably necessary to procure for the party so requesting, and its successors and assigns, or for aiding and assisting in collecting and reducing to possession, the Shares, or to otherwise satisfy and perform the obligations of the parties hereunder.

10.     INDEMNIFICATION

     10.1 Indemnification of GRLC and the Company. Subject to the limitations set forth in Section 10.6, the Shareholders jointly shall indemnify and hold harmless GRLC, the Company and their respective Affiliates, officers, directors, employees and agents (collectively, the "GRLC Indemnitees") from, against and in respect of any and all Damages and amounts paid in settlement pursuant to Section 10.4 (collectively, the "GRLC Indemnified Losses") suffered or incurred by any GRLC Indemnitee by reason of, or arising out of:

          (a) any misrepresentation or breach of warranty of Company or the Shareholders contained in this Agreement, or in any certificate, schedule, instrument or document delivered to GRLC on behalf of Company or the Shareholders pursuant to the provisions of this Agreement, including, without limitation, the Company Disclosure Schedules (collectively, the "Company
Transaction  Documents");  and

          (b) any breach or non-fulfillment or non-performance, partial or total, of any covenant or any agreement of Company or the Shareholders contained in this Agreement, or in any certificate, schedule, instrument or document delivered to GRLC by or on behalf of Company or the Shareholders pursuant to the provisions of this Agreement; and

          (c) any and all Taxes of Company or the Shareholders with respect to any period (or portion thereof) up to and including the Closing Date, except for Taxes of Company that are reflected on the Company Balance Sheet as current liabilities for Taxes that exist as of the Closing Date. The indemnity provided for in Section 10.1(c) shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statute of limitation for the Taxes referred to herein. Any indemnification regarding Taxes that is set forth in this Section 10.1(c) shall not be subject to the provisions of Section 10.6(a) hereof.

     10.2 Indemnification of the Shareholders. Subject to the limitations set forth in Section 10.6, GRLC shall indemnify and hold the Shareholders and their respective Affiliates, employees, agents, successors and assigns (collectively, the "Shareholder Indemnitees") harmless from, against and in respect of any and all Damages and amounts paid in settlement pursuant to
Section 10.4 (collectively, "Shareholder Indemnified Losses") suffered or incurred by any Shareholder Indemnitees by reason of or arising out of:

          (a) any misrepresentation or breach of warranty of GRLC contained in this Agreement, or in any certificate, schedule, instrument or document delivered to Company or the Shareholders by or on behalf of GRLC pursuant to the provisions of this Agreement, including, without limitation, the GRLC Disclosure Schedules (collectively, the "GRLC Transaction Documents"); and

          (b) any breach or non-fulfillment or non-performance, partial or total, of any covenant or any agreement of GRLC contained in this Agreement, or in any certificate, schedule, instrument or document delivered to Company or the Shareholders by GRLC pursuant to the provisions of this Agreement; and

          (c) any and all Taxes of GRLC with respect to any period (or portion thereof) up to and including the Closing Date, except for Taxes of GRLC that are reflected on any of the financial statements described in Section 5.7 as current liabilities for Taxes, which liabilities continue to exist as of the Closing Date. The indemnity provided for in Section 10.2(c) shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statute of limitation for the Taxes referred to herein, and any indemnification regarding Taxes that is set forth in this Section 10.2(c) shall not be subject to the provisions of Section 10.6(b) hereof.

     10.3 Assertion of Claims. No claim shall be brought by any GRLC Indemnitee under Section 10.1, or any Shareholder Indemnitee under Section 10.2, and no respective indemnitee hereunder shall be entitled to receive any payment with respect thereto, unless the party or parties to be indemnified (whether one or more, the "Indemnified Party") gives the party or parties from which indemnification is sought (whether one or more, the "Indemnifying Party") written notice of the existence of any such claim, specifying in reasonable detail the basis therefore, prior to the expiration of the applicable Survival Period. Except as set forth in Section 10.5, if the Indemnified and Indemnifying Parties fail to reach a mutually acceptable resolution of such claim within thirty (30) days after the giving of such notice, the Indemnified Party shall have the right to commence arbitration or legal proceedings for the enforcement of its rights hereunder.

     10.4     Defense  of  Third  Party  Claims.

(a) If any claim or action by a third party arises after the Effective Date for which an Indemnifying Party is liable under the terms of this Agreement, then the Indemnified Party shall notify the Indemnifying Party, within thirty
(30) days after such claim or action arises and is known to the Indemnified Party, and shall give the Indemnifying Party a reasonable opportunity, at its sole cost and expense, to take part in any examination of the books and records of the Shareholders, Company or Subsidiary, to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnified Party, to take all other required steps or proceedings to settle or defend any such claim or action, and to employ counsel to contest any such claim or action in the name of the Indemnified Party or otherwise. If the Indemnifying Party wishes to assume the defense of such claim or action, it shall give written notice to the Indemnified Party, and within ten (10) days thereafter the Indemnified Party shall permit, and the Indemnifying Party shall thereafter assume, the defense of any such claim or action, through counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party may participate in such defense at its own expense.

          (b) If the Indemnifying Party does not assume the defense of any such claim or action, then the Indemnified Party may defend against such claim or action in such manner as it may deem appropriate (provided that the Indemnifying Party may participate in such defense at its own expense); provided, however, that the Indemnified Party may not settle any such claim or action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If no settlement of such claim or action is made, the Indemnifying Party (subject to the limitations contained in Section 10.6) shall satisfy any judgment rendered with respect to such claim or in such action, before the Indemnified Party is required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnified Party in the defense of such claim or Litigation.

          (c) If a judgment is rendered against an Indemnified Party in any action covered by the indemnification hereunder, or any lien in respect of such judgment attaches to any of the assets of any of the an Indemnified Party, the Indemnifying Party shall immediately upon such entry or attachment pay such judgment in full or discharge such lien (subject to the limitation contained in Section 10.6) unless, at the expense and direction of the Indemnifying Party, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnifying Party shall forthwith pay such judgment or discharge such lien (subject to the limitation in contained in Section 10.7) before the Indemnified Party is compelled to do so.

     10.5 Cooperation. Notwithstanding anything to the contrary contained in this Article 10, the parties shall cooperate with each other to maximize the availability of insurance coverage for claims or actions by third parties which may be subject to indemnification pursuant to this Article 10, and if any insurance carrier for any party agrees to defend such claim or action, such defense shall be tendered to such insurance carrier and the rights of the parties between themselves regarding the assumption and control of such defense shall be subject to the reasonable requirements of such insurance carrier.

     10.6     Limitation.

(a) The Shareholders shall have no obligation under this Article 10 to GRLC Indemnitees for (i) any GRLC Indemnified Losses arising under Section 10.1 unless and until, and only to the extent that, the total GRLC Indemnified Losses for which the Shareholders would otherwise be liable equals or exceeds the limits provided by GRLC's current or then existing Director's and Officer's Insurance Policies, provided however, that such deductible shall not apply to any GRLC Indemnified Losses as a result of a breach of the representations in Sections 4.2(b), 4.3(a), (b) or (d), 4.4(a), or 4.18(i), or resulting from fraudulent or intentional misrepresentations, which losses shall be paid by the Shareholders hereunder for their full amount (i.e., from the first dollar of loss). Shareholders shall not be liable to the GRLC Indemnitees under this
Article 10 for GRLC Indemnified Losses in excess of the limits provided by GRLC's current or then existing Director's and Officer's Insurance Policies, provided however, such limitations shall not apply to any loss suffered by the GRLC Indemnitees attributable to fraudulent or intentional misrepresentations or omissions.

          (b)     GRLC  and  the  Company  shall  have  no obligation under this
Article 10 to Shareholder Indemnitees for any Shareholder Indemnified Losses arising under Section 10.2 unless and until, and only to the extent that, the total Shareholder Indemnified Losses for which GRLC and the Company would otherwise be liable equals or exceeds the limits provided by GRLC's current or then existing Director's and Officer's Insurance Policies, provided however, that such deductible shall not apply to any Shareholder Indemnified Losses as a result of a breach of the representations in Sections 5.2(b), or 5.3(a), (b),
(c), or (e), which losses shall be paid by GRLC and the Company hereunder for their full amount (i.e., from the first dollar of loss). Anything to the contrary notwithstanding, GRLC and the Company will be liable to the Shareholder Indemnitees for Shareholder Indemnified Losses arising under Section 10.2 only up to an aggregate equal to the limits provided by GRLC's current or then existing Director's and Officer's Insurance Policies provided however that such limitations shall not apply to any loss suffered by the Shareholder Indemnitees attributable to fraudulent or intentional misrepresentations or omissions.

     10.7 No Liability or Contribution by the Company The Company shall not have any Liability to any Shareholder as a result of any misrepresentation or breach of representation, warranty, agreement or covenant by or on behalf of any Shareholder contained in this Agreement, the Company Disclosure Schedules or any certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or Company pursuant to this Agreement, any Other Agreement, or in connection with the transactions contemplated herein, and no Shareholder shall have any right of indemnification or contribution against the Company on account of any event or condition occurring or existing prior to or on the date hereof.

     10.8 Survival. The representations, warranties, covenants, agreements and indemnifications of the parties contained in this Agreement shall survive any investigation heretofore or hereafter made by GRLC, Company or the Shareholders and the consummation of the transactions contemplated herein and all such representations and warranties shall be of no further force and effect after twenty-four (24) months from the Closing Date ("Survival Period") provided, however, that the Survival Period shall not apply to the representations, warranties, covenants, agreements and indemnities set forth in Sections 4.18 and 5.14 hereof. Anything to the contrary notwithstanding, a claim for indemnification, which is made but not resolved prior to the expiration of the Survival Period, may be pursued and resolved after such expiration.

11.     MISCELLANEOUS

     11.1     Notices.

(a) All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class, certified or registered mail, return receipt requested, or overnight mail to the intended recipient thereof at its address set out below, and, if reasonably practicable, a copy via facsimile to the intended recipient thereof at its facsimile number set out below. Any such invoice, demand or communication shall be deemed to have been duly given upon receipt (if given or made in person). In proving the same, it shall be sufficient to show that the envelope was duly addressed, stamped and posted and delivered, and whether or not delivery was accepted. The addresses of the parties for purposes of this Agreement are:

     (i)     If  to  GRLC  or  IMTO  :

          GRLC  Corporation,  Inc.
          17075  Via  Del  Campo
          San  Diego,  CA  92127
          Attn.:   Brian  Bonar,  CEO

          With  copy  to:

          Thomas  Beener
          17075  Via  Del  Campo
          San  Diego,  CA  92127
          Facsimile  No.:  858-451-6628
          Electronic  Mail:  tbeener@greenlandcorp.com

     (ii)     If  to  the  Company

          Trish  Lassiter  and  Jerry  Lassiter
          2805  Verona  Way
          Edmond,  OK  73034
          Facsimile  No.:  405-302-0193
          Phone:  405-302-0202
          Electronic  Mail:  jlassiter@staffproplus.com

          If  to  Shareholders  See  Schedule  A

          (b) Any party may change the address to which notices, requests, demands or other communications shall be delivered or mailed by giving notice of the new address to the other parties.

     11.2 Counterparts. This Agreement (including all Company Transaction Documents and all GRLC Transaction Documents) may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     11.3 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision and against whom enforcement is sought.

     11.4 Approval of the Shareholders. Execution by the Shareholders of this Agreement shall be deemed to be approval by the Shareholders of the Purchase in any and all manner required by Corporate Law.

     11.5 Termination of Shareholder Agreements. Execution by the Shareholders and Company of this Agreement shall be deemed to be a termination of any and all pre-existing agreements with respect to the Capital Stock of Company by, between, or among any of them.

     11.6 Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to conflicts of law and venue shall be San Diego County.

     11.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal Representatives, successor and assigns.

     11.8 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. The parties agree to replace any illegal, invalid or unenforceable provision of this Agreement and execute an amendment to this Agreement containing a valid provision, which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

     11.9 Waiver. Any term or condition of this Agreement may be waived at any time by the party, which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of, or consent to, any breach of or default in any term or condition of this Agreement by any party hereto shall constitute a waiver of or consent to any succeeding breach of or default in the same or any other term or condition hereof.

     11.10 Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

     11.11     Time  of  Performance.  Time is of the essence of this Agreement.

     11.12 Enforcement of this Agreement. In any action or other proceeding brought by any party hereto to enforce the provisions of this Agreement, the prevailing party, in addition to any other relief as may be awarded thereunder shall be entitled to its costs, expenses and reasonable attorneys' fees.

12.     DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below:

     "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Governmental Authority or other Person.

     "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract, or otherwise).

     "Capital Lease" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease in accordance with GAAP as in effect on the date of this Agreement.

     "Capital Stock" means, with respect to (a) any corporation, any share, or any depository receipt or other certificate representing any share, of an equity ownership interest in that corporation, and (b) any other Entity, any share, membership or other percentage interest, unit of participation, or other equivalent (however designated) of an equity interest in that Entity.

     "Charter Documents" means, with respect to any Entity at any time, in each case as amended, modified, and supplemented at that time, the articles or certificate of formation, incorporation, or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws, operating agreement, trust indenture, or regulations (or the equivalent governing documents) of that Entity, and (c) each document setting forth the designation, amount and relative rights, limitations, and preferences of any class or series of that Entity's
Capital  Stock  or  of  any  rights  in  respect of that Entity's Capital Stock.

     "Damages" to any specified Person means any and all costs, damages and expenses (including reasonable fees and actual disbursements by attorneys, consultants, experts, or other Representatives, and Litigation costs) to, any fine of or penalty on, or any Liability (including loss of earnings or profits) obligations, fines, penalties, and Taxes of any other nature to that Person; provided, however, that the amount of Damages shall be reduced appropriately for tax benefits and insurance coverage, and shall not include indirect, incidental, consequential, punitive, exemplary, lost opportunity, good will or special damages of any nature, regardless of the nature of a party's claim or theory of liability.

     "Entity" or "Entities" means one or more sole proprietorships, corporations, partnerships of any kind having a separate legal status, limited liability companies, business trusts, unincorporated organizations or associations, mutual companies, joint stock companies, or joint ventures.

     "Environmental Laws" shall mean all Laws, general or particular conditions, requirements, decrees, and covenants relating to health, safety and the environment, including, without limitation, laws and covenants relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Materials or wastes of every kind and nature into the environment (including, without limitation, ambient air, surface water, ground water, soil and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, or to occupational or worker safety and health, and any and all laws, directives, guidelines, policies, plans, Orders, stipulations, provisions and conditions of Environmental Permits, licenses, stipulations, certificates of authorization, and other operating authorizations, notices or demand letters issued, entered, promulgated or approved thereunder.

     "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including, without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Materials Solid Waste generation, use, storage, treatment and disposal.

     "Forum" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "Governmental Approval" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order, or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

     "Governmental Authority" means (a) any national, state, county, municipal, or other government, domestic or foreign, or any agency, board, bureau, commission, court, department, or other instrumentality of any such government, and (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

     "Governmental Requirement" means at any time (a) any Law, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time, and (b) any obligation included in any certificate, certification, franchise, permit, or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

     "Hazardous Material" shall mean any substance or material, including, without limitation, raw materials, commercial products and wastes or waste products that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation petroleum and all substances and materials designated as hazardous or toxic under any applicable Environmental Law.

     "Improvements" shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

     "Information" means all information, whether written or stored on computer disks, tape(s), or electronically or optically stored, including without limitation, (a) data, certificates, reports, files, records, agreements, correspondence, plans, policies, practices, manuals, guides and statements, and
(b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs, or practices or of unwritten amendments or modifications of, supplements to, or waivers under any of the foregoing.

     "IRC"  shall  mean  the  Internal  Revenue  Code  of  1986,  as  amended.

     "known," "to the knowledge of," "aware" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the individual or entity has made reasonable efforts under the circumstances to become knowledgeable; in the case of Company, GRLC and Subsidiary, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers.

     "Law" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinances, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

     "Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

     "Liens" means, with respect to any property or asset of any Person (or any revenues, income, or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of Law, legal process, or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy, or other adverse claim, charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered, or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim") in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement relating to that asset.

     "Litigation" means any Action, case, proceeding, claim, grievance, suit, or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration or mediation proceeding.

     "Orders" shall mean all applicable orders, writs, judgments, injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

     "Other Agreements" means the written agreements, documents, instruments, and certificates executed pursuant to or in connection with this Agreement, all as amended, modified, or supplemented from time to time.

     "Person" means any natural person, Entity, estate, trust, union or employee organization, or Governmental Authority.

     "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants, or other agents of that Person, or any other Representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

     "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining and agricultural operations, and from community activities.

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any Governmental Authority or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GRLC:

GREENLAND  CORPORATION

By:     /s/  Thomas  Beener
Name:     Thomas  Beener
Title:       Chief  Executive  Officer


COMPANY:

EXPERTHR  OKLAHOMA,  INC

By:     /s/  Jerry  Lassiter
Name:      Jerry  Lassiter
Title:        President


IMTO

IMAGING  TECHNOLOGIES  CORPORATION

By:     /s/  Brian  Bonar
Name:      Brian  Bonar
Title:        Chief  Executive  Officer

                                   SCHEDULE A
                                  Shareholders


                                 [CONFIDENTIAL]